EXHIBIT 10.1

Fifth AMENDMENT

This FIFTH AMENDMENT (“Amendment”) dated as of May 1, 2015 (the “Effective Date”), is by and among Swift Energy Company, a Texas corporation (“Swift Co”), and Swift Energy Operating, LLC, a Texas limited liability company (“Swift LLC”; and together with Swift Co, individually, a “Borrower” and, collectively, the “Borrowers”), the Lenders (as defined below) party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”).
Whereas, the Borrowers, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement dated as of September 21, 2010, as amended by the First Amendment and Consent thereto dated as of May 12, 2011, the Second Amendment thereto dated as of October 2, 2012, the Third Amendment thereto dated as of October 31, 2012 and the Fourth Amendment and Consent thereto dated as of April 30, 2014 (as so amended, and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement as provided for herein;
Now Therefore, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Agreement
Section 1.Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.

Section 2.Amendments to the Credit Agreement.

(a)Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:
“Code” means the Internal Revenue Code of 1986, as amended.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Fifth Amendment Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“Fifth Amendment Closing Date” means May 1, 2015.
(b)The pricing grid in the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:

Borrowing Base Usage	Eurodollar Rate Loans	Alternate Base Rate Loans	Commitment Fee
>90%	2.75%	1.75%	0.500%
<90% and >75%	2.50%	1.50%	0.500%
<75% and >50%	2.25%	1.25%	0.500%
<50% and >25%	2.00%	1.00%	0.375%
<25%	1.75%	0.75%	0.375%

(c)The definition of “GAAP” in Section 1.1 of the Credit Agreement is hereby amended by replacing the phrase “for purposes of Section 6.13 and Section 6.14” with the phrase “for purposes of Section 6.13, Section 6.14 and Section 6.15”.

(d)Section 2.22(a) of the Credit Agreement is hereby amended by inserting the phrase “and any U.S. federal withholding taxes imposed under FATCA” immediately before the phrase “(all such non excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called ‘Taxes’)”.

(e)Section 2.22 of the Credit Agreement is hereby amended by adding the following as new paragraph (c) thereof:

(c)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the Fifth Amendment Closing Date.

For purposes of determining whether taxes imposed under FATCA, from and after the Fifth Amendment Closing Date, the Borrowers and the Administrative Agent shall treat (and the Administrative Agent is authorized to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.14    Interest Coverage Ratio. Permit the ratio of EBITDAX to Interest Expense (calculated quarterly at the end of each fiscal quarter on a rolling four quarter basis) to be less than (a) 1.50 to 1.00 as of the last day of any fiscal quarter ending during the period from March 31, 2015 through and including December 31, 2016 and (b) 2.75 to 1.00 as of the last day of any fiscal quarter ending thereafter.
(g)Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.15    Senior Secured Leverage Ratio. Permit the ratio of the Obligations (other than Hedging Obligations and Cash Management Obligations) as of the last of any fiscal quarter to EBITDAX for the four fiscal quarter period then ended to be greater than (a) 3.00 to 1.00 as of the last day of any fiscal quarter ending during the period from March 31, 2015 through and including June 30, 2016 and (b) 2.50 to 1.00 as of the last day of any fiscal quarter ending during the period from September 30, 2016 through and including December 31, 2016. For the avoidance of doubt, the financial covenant set forth in this Section 6.15 shall not be required to be complied with for any fiscal quarter ending on or after March 31, 2017.
(h)The Credit Agreement is hereby amended by adding the following as new Section 6.22:

6.22    Liquidity. On or after July 1, 2015, permit Liquidity calculated as of the date of any payment of interest in respect of the Existing Senior Notes, any New Unsecured/Subordinated Debt or any Permitted Refinancing Debt (in each case, on a pro forma basis after giving effect to such payment) to be less than 15% of the Commitment Amount then in effect.
(i)Exhibit IV to the Credit Agreement (Form of Compliance Certificate and Hedging Report) is hereby amended and restated in its entirety in the form of Exhibit IV attached hereto.

Section 3.Borrowing Base Redetermination. The Administrative Agent hereby notifies the Borrowers, and the undersigned Lenders hereby agree and acknowledge, that the amount of the Borrowing Base has been redetermined by the Administrative Agent and the Lenders in accordance with Section 2.11(b) and (c) of the Credit Agreement, and has been set by the Administrative Agent and the Lenders at $375,000,000, effective as of the Effective Date. The Borrowing Base shall remain in effect at such level until the Borrowing Base is redetermined or otherwise adjusted in accordance with the terms of the Credit Agreement.

Section 4.Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

(a)the Administrative Agent shall have received counterparts hereof duly executed by each Borrower, the Administrative Agent, the Issuing Bank and the Required Lenders;

(b)the Administrative Agent shall have received counterparts of the attached Acknowledgment and Reaffirmation duly executed by each Guarantor; and

(c)(i) the Administrative Agent shall have received counterparts of the Fee Letter dated as of May 1, 2015 (the “Fifth Amendment Fee Letter”) duly executed by the Borrowers, the Administrative Agent and the Arranger and (ii) the Borrowers shall have paid (A) all fees required to be paid on the Effective Date pursuant to the Fifth Amendment Fee Letter and (B) all costs and expenses which have been invoiced and are payable pursuant to Section 9.16(a) of the Credit Agreement.

Section 5.Post-Closing Obligations. Within 30 days after the Effective Date (or a later date acceptable to the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent (a) Mortgages (or amendments and supplements to existing Mortgages in form and substance satisfactory to the Administrative Agent) from the Borrowers and the Guarantors covering at least 75% of the value of the Oil and Gas Properties used in determining the Borrowing Base for properties situated in the United States and all improvements, personal property, and fixtures related thereto; together with appropriate UCC-1 financing statements for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create and perfect a first priority security interest in the Mortgaged Properties, in accordance with Section 5.25 of the Credit Agreement and (b) title opinions, in form and substance and by counsel satisfactory to the Administrative Agent, or other confirmation of title acceptable to the Administrative Agent, covering Oil and Gas Properties constituting at least 75% of the value of the Oil and Gas Properties used in determining the Borrowing Base for properties situated in the United States in accordance with Section 5.24 of the Credit Agreement.

Section 6.Representations and Warranties. Each Borrower hereby represents and warrants that:

(a)the representations and warranties of the Borrowers contained in the Loan Documents are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to "Material Adverse Effect" or otherwise as to "materiality", such representation and warranty is true and correct in all respects) on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date;
(b)no Default or Event of Default has occurred and is continuing;

(c)the execution, delivery and performance of this Amendment are within the limited liability company, limited partnership, or corporate power and authority of each Borrower and have been duly authorized by appropriate limited liability company, limited partnership or corporate action and proceedings;

(d)this Amendment constitutes the legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

(e)there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment;

(f)the Liens under the Security Instruments are valid and subsisting and secure the Obligations, as amended hereby.

Section 7.Effect of Amendment.

(a)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Bank or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

(b)Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c)This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

(d)Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

Section 8.Governing Law. This Amendment shall be deemed to be made under and shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to principles thereof relating to conflicts of law; provided, however, that Chapter 345 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply.

Section 9.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 10.ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWERS: SWIFT ENERGY COMPANY
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer

SWIFT ENERGY OPERATING, LLC
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER: JPMORGAN CHASE BANK, N.A.
By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

LENDER: WELLS FARGO BANK, N.A.
By:
Name:
Title:

LENDER: COMPASS BANK
By:	/s/ Les Werme
Name:	Les Werme
Title:	Vice President

LENDER: ROYAL BANK OF CANADA
By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authroized Signatory

LENDER: AMEGY BANK NATIONAL ASSOCIATION
By:
Name:
Title:

LENDER: COMERICA BANK
By:	/s/ Jason Klesel
Name:	Jason Klesel
Title:	Commercial Banking Officer

LENDER: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Monte E. Deckerd
Name:	Monte E. Deckerd
Title:	Senior Vice President

LENDER: BRANCH BANKING & TRUST COMPANY
By:	/s/ James Giordano
Name:	James Giordano
Title:	Vice President

LENDER: CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ William M. Reid
Name:	William M. Reid
Title:	Authorized Signatory

LENDER: MUFG UNION BANK, N.A.
By:	/s/ Rachel Bowman
Name:	Rachel Bowman
Title:	Vice President

LENDER: WHITNEY BANK
By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Senior Vice President

ACKNOWLEDGMENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor” and collectively the “Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing Fifth Amendment dated as of May 1, 2015 among Swift Energy Company, Swift Energy Operating, LLC, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for such lenders (in such capacity, the “Administrative Agent”) and (ii) reaffirms its obligations under the Guaranty Agreement dated as of September 21, 2010 by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties (as defined therein).

GASRS LLC
By:	/s/ Terry E. Swift
Terry E. Swift President

SWENCO-WESTERN, LLC
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President, Chief Financial Officer and Secretary